Exhibit 23.1

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-165065) of Anheuser-Busch InBev SA/NV of our report dated June 18, 2013, relating to the financial statements and supplemental schedule of the Anheuser-Busch 401(k) Savings and Retirement Plan (f/k/a Anheuser-Busch Deferred Income Stock Purchase and Savings Plan) as of and for the year ended December 31, 2012, which appears in this Form 11-K.

/s/ Grant Thornton LLP

Chicago, Illinois

June 18, 2013